Exhibit 10.74.4

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote omissions.

Agreement No.

of sale and purchase of the project documentation

Moscow	01 July 2008

Limited liability company (OOO) “Industrial and Financial company”, hereinafter referred to as the “Seller”,in the person of its General Director Iskenderov S.N., acting on the basis of the Charter, on the one side, and

Closed joint-stock company “Set televissionnykh stantsiy”, hereinafter referred to as the “Buyer”,in the person of its Chief Executive Officer Shklyar Y.B., acting on the basis of the Power of Attorney No. 167 of 01.02.2006 , on the other side, collectively referred to as the “Parties”, have concluded this Agreement as to the following:

1. SUBJECT OF THE AGREEMENT

1.1.  The Seller undertakes to transfer into ownership of the Buyer the Project specification documents for carrying out the works in the office block at the address: Moscow, Krylatskyie Cholmy str., opposite the buildings 1-3, floors 14-26 (hereinafter – “Documentation”). The content list of this Documentation is specified in Appendix No. 1, being an integral part hereof. The Buyer undertakes to accept and pay for the Documentation.

1.2.  The documentation is a rightful property of the Seller and is free of rights of any third parties.

1.3.  The Documentation becomes the property of the Buyer on the basis of a transfer and acceptance act (hereinafter – the “Act”), to be signed within 5 working days from the date of conclusion of this Agreement.

1.4. The transfer of the Documentation shall be made at the address: Moscow, Lesnaya str.,3.

2.  PRICE OF THE AGREEMENT AND SETTLEMENT PROCEDURE

2.1.  The price of the Documentation amounts to 8 747 800,43, inclusive of VAT 18% - 1 334 410, 23 Rubles. The Seller shall submit an invoice to the Buyer within 3 banking days from signing of the Act.

2.2. The payment shall be effected within 30 calendar days from the date of submission of the invoice in Russian Rubles by a bank transfer to the Sellers’ settlement account.

2.4.  The date of writing off of the amounts from the Buyer’s settlement account is considered as the date of payment.

3. OBLIGATIONS OF THE PARTIES:

3.1.     The obligations of the Seller:

3.1.1.  To transfer the Documentation and sign an Act in the time as hereby stipulated.

3.1.2.  To hand over to the Buyer along with the Documentation the original of the designer’s approval of the transfer of the Documentation to third parties (OOO “Architect’s office of Sergey Estrin”- hereinafter the “Contractor”) issued by the Contractor in accordance with clause 763 of the Civil Code of RF.

3.2.  The obligations of the Buyer:

3.2.1.  To accept the Documentation and sign an Act in the time as hereby stipulated.

3.2.2. To effect payment for the Documentation according to the procedure and in the time as herein specified.

6. RESPONSIBILITY OF THE PARTIES

6.1.  For breach of the obligations provided for by para. 3.1 hereof the Seller shall pay a penalty at the rate of 0,01 % of the value of the Documentation for each day of delay, but the penalty amount should not exceed 10% of its value.

6.2.  For default in payment for the transferred Documentation the Buyer shall pay a penalty at the rate of 0,01% of the value of the Documentation, but the penalty amount should not exceed 10% of its value.

7. FINAL PROVISIONS

7.1.  This Agreement shall come into force from the moment of its signing by the Parties and shall be valid till complete fulfillment of the obligations by the Parties.

7.2.  In all other respects that are not specified in the clauses and conditions of this Agreement the Party shall adhere to the legislation of the Russian Federation.

7.3.  All disputes that may arise at any stage of implementation of this Agreement shall be settled by way of negotiations where the Parties shall do their best to find compromise solutions acceptable for elimination of mutual claims.

7.4.  For consideration of the claims made by the Parties towards each other and sending relevant responses a 30-day period is established from the date of their receipt.

7.5.  The disputes for which the Parties failed to reach an agreement are to be settled in the Arbitration court of the city of Moscow.

7.5.  All appendices to this Agreement are to be considered its integral part.

7.6.  Any alterations and addenda to this Agreement shall be valid only if made in written form and signed and sealed by duly authorized representatives of the Parties.

7.7.  Any arrangement between the Parties involving new obligations not provided for by this Agreement should be confirmed by the Parties in written form as an addendum to this Agreement.

7.8.  This Agreement is drawn up in the Russian language in 2 originals, one original for either of the Parties.

8. DETAILS OF THE PARTIES

Lessor	Lessee

Limited liability company “Industrial and Financial company”

Address: 121609, Moscow, Rublevskoe shosse, h.28
 [**]
p/c - Settlement Account No. [**]
Kievskoe OSB No 5278 “Sberbank Rossii
OAO”
Correspondent Account No. [**]
[**]

                             / Iskenderov S.N./

Closed joint-stock company “Set televissionnykh stantsiy”

Address: 123298, Moscow, 3 Khoroshevskaya
street, 2
TIN [**], KPP [**]
P/c - Settlement Account No. [**]
In OAO “Alfa-Bank” Moscow
Correspondent Account No.  [**]
Moscow GTY Bank Rossii
[**]
[**]
[**]

                                           / Shklyar Y.B./

Supplement No.1

to the contract No.     dated July 1, 2008

of sale and purchase

 for project documentation

Project documentation

No.	Type of works	Cost without VAT, rub	VAT, rub.	Total, rub.	Content
1	Work documentation – architectural and planning decisions of the 14-21th, 24-26th floors	4 136 531,59	744 575,69	4 881 107,28	7 vol.
2	Work documentation – engineering solutions on electrical equipment, electric lighting, ventilation and conditioning of the 14-21th, 24-26th floors	1 266 050,20	227 889,04	1 493 939,24	6 vol.
3	Work documentation - design of automatic fire fighting systems of the 14-21th, 24-26th floors	1 024 470,00	184 404,60	1 208 874,60	6 vol.
4	Work documentation – architectural and planning decisions of the 22th-23th floors	835 852,59	150 453,47	986 306,06	1 volume
5	Work documentation - engineering solutions on ventilation and conditioning of the 22th-23th floors	150 485,81	27 087,44	177 573,25	1 volume
TOTAL				8 747 800,43

The Buyer	The Seller

Limited Liability Company «Industrial and financial company »	Closed joint-stock company «Net of television stations»

/Iskenderov S.N.
/Shklyar Yu.B./